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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 13, 1999 relating to the financial statements and financial statement schedule, which appear in FORTEL Inc.'s (formerly Zitel Corporation) Annual Report on Form 10-K/A for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

s/ PricewaterhouseCoopers LLP

San Jose, California
August 10, 2000